REGISTRATION RIGHTS AGREEMENT


           THIS  REGISTRATION RIGHTS AGREEMENT (this
"Agreement") is entered into this 1st day of December, 1997, by and between HAGLER BAILLY, INC., a Delaware corporation (the "Acquiror"), and Richard R. Mudge, acting by virtue of the Merger Agreement (as hereinafter defined) as the attorney-in-fact and representative (the "Stockholders' Representative") of the stockholders (the "Company Stockholders") of Apogee Research, Inc., a Maryland corporation (the "Company").
          WHEREAS, on or about the date hereof, the Company Stockholders have or will have become the owners of shares of Acquiror's common stock, par value $0.01 per share ("Acquiror Common Stock");
          WHEREAS, as part of the inducement for the parties hereto to enter into and perform the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date as of November 18, 1997, the parties hereto have agreed to enter into this Agreement in order to provide, among other things, for certain registration rights;
          NOW, THEREFORE, the parties hereto, in
consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:
          1. Term. This Agreement shall terminate on the date on which the Company Stockholders could sell all of their Registrable Securities to the public in a single transaction pursuant to the provisions of Rule 144 under the Securities Act, provided, however, the indemnification provisions of Section 6 hereof shall survive the termination of this Agreement.
          2.   Piggyback Registration Rights.
          (a) If at any time or times Acquiror proposes to make a registered public offering of any of its securities (whether for its own account or for the account of others) under the Securities Act, Acquiror shall (i) promptly give written notice of the proposed registration to each of the Company Stockholders (such notice to include the number of shares the Company or other security holders propose to register and, if known, the name of the proposed underwriter) and (2) use its best efforts to include in such registration (and any related qualification under Blue Sky laws and/or other compliance) all the Registrable Securities specified in a written request or requests made by any Company Stockholder within 30 days after the receipt of such notice from the Company (a "Piggyback Registration"). Such written request may specify all or a part of a holder's Registrable Securities, provided, however, that (x) Acquiror will not be required to effect a Piggyback Registration if it is registering securities on Forms S-8 or S-4 (or any successor forms) or other SEC registration form not suitable for inclusion of shares of selling stockholders for offer to the public, (y) Acquiror may withdraw any proposed registration statement or offering of securities under this Section 2 at any time without liability to any Company Stockholder, in which case Acquiror will not be required to effect a registration, and (z) Acquiror shall not be required to effect a Piggyback Registration unless the Company Stockholders holding a majority of the aggregate amount of Registrable Shares request registration for sale of such shares.
          (b)   If  a  Piggyback Registration is an
underwritten
primary registration on behalf of Acquiror, and the managing underwriter advises Acquiror in writing that in the managing underwriter's opinion the number of
securities requested  to                             be
included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, Acquiror shall include in such offering first, the securities of Acquiror proposed to be sold by Acquiror and second, all other securities held by security holders, including the Registrable Securities, requested to be included in such registration by all other security holders (including the Company Stockholders), pro rata among such security holders, based upon the number of shares requested by each to be included
in  such registration.                           If  a
Piggyback Registration is  an  underwritten
secondary registration on behalf of selling stockholders, and the managing underwriter advises Acquiror in writing that in the managing underwriter's opinion the number of securities requested to be included in such registration
exceeds the number that  can be   sold  in  such  offering
without  adversely  affecting  the marketability  of  the
offering, then Acquiror shall  include               in
such  offering first, the securities of Acquiror proposed
to              be
sold by the stockholders requiring or demanding that Acquiror effect such registration and second, all other securities held by security holders, including the Registrable Securities, requested to be included in such registration by all other security holders (including the
Company  Stockholders),  pro  rata  among        such
security  holders, based upon the number of shares
requested       by
each  to  be  included  in  such registration.   If  a
Piggyback
Registration is an underwritten primary registration on behalf of Acquiror, the selling Company Stockholders agree to sell their Acquiror Common Stock, if Acquiror so requests, on the same basis as the other securities included in such registration are being sold and the underwriter or underwriters for such registration shall be selected by Acquiror.

          3.   Registration Procedures.

          Whenever  the Company Stockholders have requested
that Registrable Securities be registered in a Piggyback
Registration, Acquiror  shall keep each Company Stockholder
advised in  writing as  to  the  initiation  of  each
registration  and  as  to  the completion   thereof.   At
its  expense,  as  expeditiously                         as
reasonably possible, Acquiror shall:

                (1)  prepare and file with the SEC a
registration statement with respect to such Registrable
Securities and use its best   efforts,  subject  to  Section
2(a)(y),  to  cause                              such
registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Acquiror will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents
proposed to be filed, which  documents  will         be
subject to the review of such counsel);

                (2)   keep  such registration statement
effective for  a  period of not less than nine months or
until the  Company Stockholders  have completed the
distribution described  in  such registration  statement,
whichever occurs  first,  and  amend                 or
supplement   such  registration  statement  and  the
prospectus contained  therein from time to time to the
extent  necessary                                    to
comply  with the provisions of the Securities Act and
applicable state  securities  laws with respect to the
disposition  of  all securities  covered  by such
registration statement  during  such
period in accordance with the intended methods of
disposition     by
the sellers thereof set forth in such registration statement;

                (3)   furnish  to  the Company  Stockholders
the number  of  copies of such registration statement, each
amendment and   supplement  thereto,  the  prospectus
contained  in   such
registration statement (including each preliminary prospectus), and such other documents as the Company
Stockholders from time to time may reasonably request;

                (4)   use its best efforts to register or
qualify such shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as any Company Stockholder reasonably requests, and to do any and all other
acts and things that may be reasonably   necessary  or
advisable  to  enable   the
Company
Stockholders to consummate the disposition of such shares in such jurisdictions; provided, however, that Acquiror
will  not   be
required to do any of the following: (i) qualify generally to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified but for this Section 3(b), or (ii) take any action which would subject it to the service of process in actions other than those arising out of such registration;

                (5)  notify the Company Stockholders, at any
time when  a  prospectus  relating to the  Registrable
Securities  is
required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare and furnish to such Company Stockholders a reasonable number of copies of a supplement  or
amendment  to  the  prospectus as may be necessary  so
that,       as
thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be
stated therein   or
necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

                (6)  cause all such Registrable Securities
to          be
listed on each securities exchange on which similar securities issued by Acquiror are then listed and, if not so
listed,  to     be
listed on the National Association of Securities Dealers ("NASD") Automated Quotation ("Nasdaq") system and, if
listed  on  the Nasdaq   system,  use  its  reasonable  best
efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                (7)   provide a transfer agent and registrar
for all such Registrable Securities (if Acquiror does not already have such an agent) not later than the effective date of such registration statement;

                 (8)    enter   into  such  customary
agreements (including  underwriting agreements in customary
form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
                (9)   make  available  all  financial  and
other records, pertinent corporate documents and properties of Acquiror for inspection by, and cause Acquiror's officers, directors, employees and independent accountants to supply all information reasonably requested by, any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter in connection with such registration statement who executes any reasonable confidentiality agreement that may be reasonably requested by Acquiror or who is bound by fiduciary duty or professional responsibility to preserve the confidentiality thereof;
                (10) otherwise use its reasonable best
efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with
the first day of Acquiror's first full   calendar  quarter
after  the  effective   date   of           the
registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (11) use its reasonable best efforts to cause such Registrable Securities covered by such registration
statement  to be  registered                         with
or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable
Securities; and

               (12) to the extent then permitted under
applicable professional guidelines and standards, obtain a comfort letter from the Acquiror's independent public accountants and an opinion from the Acquiror's counsel in the form substantially similar to forms provided in connection with the registration statement in each case addressed to the Company Stockholders and provide copies thereof to such Company Stockholders.

          4.   Holdback Agreements.

          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Acquiror, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b)   The Acquiror agrees (i) not to effect any
public
sale  or distribution of its equity securities, or any
securities convertible  into  or  exchangeable  or
exercisable   for   such securities, during the seven days
prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback
Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or
Form S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to  use  all reasonable  efforts to cause each
Person that, during the  30-day period   prior          to
the  effective  date  of   such   Piggyback
Registration,   holds  shares  of  Acquiror  Common   Stock   (or
securities  convertible into or exercisable or  exchangeable for Acquiror Common Stock) received from Acquiror in an
amount which, on  a  fully  diluted basis, exceeds 1% of
Acquiror Common  Stock then  outstanding (on a fully diluted basis),  to  agree  not  to
effect  any public sale or distribution (including sales
pursuant to Rule 144) of any such securities during such
period (except as part  of such underwritten registration,
if otherwise permitted), unless  the underwriters managing
the registered public  offering otherwise agree.
          5.   Registration Expenses.
          (a)   If  Registrable  Securities  are  included
in  a registration  statement for a Piggyback Registration,
then  each selling Company Stockholder shall pay all
transfer taxes, if any, relating to the sale of its shares,
the fees and expenses of  its own  counsel,  and  its  pro
rata portion  of  any  underwriting discounts or commissions or the equivalent thereof.
          (b)   If  Registrable  Securities  are  included
in  a registration statement for a Piggyback Registration,
then  except for  the  fees and expenses specified in
Section 5(a) hereof  and except  as  provided  below in this
Section 5(b), regardless of whether any registration statement becomes effective, Acquiror shall pay all expenses incident to a Piggyback Registration, including, without limitation, all registration qualification and filing fees, fees and expenses of compliance with Blue Sky
laws, underwriting  discounts,  fees,  and  expenses  (other than  the Company  Stockholders'  pro  rata  portion  of
any  underwriting discounts  or  commissions or the
equivalent  thereof),  printing expenses, messenger and
delivery expenses, and fees and expenses of counsel for Acquiror and all independent certified public accountants and other persons retained by Acquiror.
          6.   Indemnification.
          (a)   The  Acquiror agrees to indemnify, to the
extent permitted  by  law, each holder of Registrable
Securities,  each Person who controls such holder (within
the meaning of Section 15 of  the  Securities  Act or
Section 20 of the Exchange  Act)  and their respective
officers, directors, partners, employees, agents and representatives, against all losses, claims, damages,
liabilities  and expenses ("Losses") arising out of or
based  on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, offering circular, preliminary prospectus or other
document  incident                            to         any
registration,  qualification  or  compliance  or  any
amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Acquiror of the
Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the  Acquiror and relating to any action or inaction
required of the Acquiror in connection with any such registration, qualification or compliance, and will reimburse each such holder, each  of  its  officers,
directors,  partners  and  each  Person controlling  such
holder, for any legal and any  other  expenses reasonably
incurred  in  connection  with                investigating   and
defending  or settling any such claim, loss damage,
liability  or action; provided, however, that the Acquiror
shall not be  liable in  any such case to the extent that
any such loss arises out  of or is based on any untrue
statement (or alleged untrue statement) or  omission (or
alleged omission) based upon written information furnished
to the Acquiror by such holder and stated to be specifically for use therein. In connection with an underwritten offering, Acquiror will indemnify such
underwriters, each  Person who controls such underwriters
(within the meaning of Section  15 of  the  Securities  Act
or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and  representatives  to the same extent as provided  above
with respect  to  the  indemnification of the holders  of
Registrable Securities.
          (b)   In connection with any registration
statement           in
which  holders of Registrable Securities are participating,
each such holder will furnish to Acquiror in writing such information and affidavits as Acquiror reasonably
requests  for  use                                    in
connection  with  any such registration statement  or
prospectus and,  to  the  extent permitted by law, will
indemnify  Acquiror, each  Person who controls Acquiror
(within the meaning of Section 15  of the Securities Act or
Section 20 of the Exchange Act)  and their respective
officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon  any  untrue or alleged untrue statement of a material
fact contained in any registration statement, prospectus, or
form      of
prospectus,  or  arising out of or based  upon  any
omission            or
alleged omission of a material fact required to be stated
therein or  necessary  to make the statements therein, in
light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such  untrue  or  alleged untrue  statement  is contained
in, or such omission  or  alleged omission  is  required  to
be contained in,  any  information                        so
furnished in writing by such holder to Acquiror expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by Acquiror in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that any such loss arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the holder of Registrable Securities by the Acquiror and stated to be specifically for use therein. . In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable
Securities  giving rise to such indemnification obligation.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

          (c)   If  any  Person  shall be entitled  to
indemnity hereunder, such indemnified party shall give
prompt notice to the party or parties from which such indemnity is sought of the commencement of any action,
suit, proceeding or investigation                         or
written threat thereof ("Proceeding") with respect to which
such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability hereunder except to the  extent that  the  indemnifying
parties have  been  prejudiced  by  such failure.    The
indemnifying  parties  shall  have  the   right, exercisable
by  giving written notice to  an  indemnified  party
promptly   after  the  receipt  of  written  notice   from   such
indemnified  party  of  such  Proceeding,  to  assume,   at   the
indemnifying   parties'  expense,  the  defense   of   any   such
Proceeding,   with  counsel  reasonably  satisfactory   to   such
indemnified  party; provided, however, that an indemnified
party or  parties (if more than one such indemnified party
is named            in
any  Proceeding) shall have the right to employ separate
counsel in any such Proceeding and to participate in the
defense thereof, but the fees and expenses of such counsel
shall be at the expense of  such indemnified party or
parties unless the parties to  such Proceeding include both
the indemnified party or parties and  the indemnifying party
or parties, and there exists, in  the  opinion of   the
parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified
parties,                                               in
which case the indemnifying parties shall, in connection
with any one  such  Proceeding  or separate but
substantially  similar                                   or
related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

          (d)   If  the  indemnification  provided  for  in
this Section  6  is  unavailable  to  an  indemnified  party  or           is
insufficient  to  hold such indemnified party  harmless  for any Losses  in respect of which this Section 6 would
otherwise  apply by its terms, then each applicable
indemnifying party, in lieu of indemnifying  such
indemnified party, shall  have  a  joint  and several
obligation to contribute to the amount paid or payable by
such  indemnified  party  as a result of  such  Losses,  in
such proportion as is appropriate to reflect the relative
fault of the indemnifying party, on the one hand, and such
indemnified  party, on  the other hand, in connection with
the actions, statements or omissions  that  resulted in such
Losses as  well  as  any  other relevant  equitable
considerations.  The relative fault  of  such indemnifying
party, on the one hand, and indemnified  party,          on
the  other hand, shall be determined by reference to, among
other things,  whether any action in question, including any
untrue                                                 or
alleged  untrue  statement  of a material  fact  or
omission                                               or
alleged omission to state a material fact, has been taken
by,                                                    or
relates  to information supplied by, such indemnifying
party                                                  or
indemnified  party, and the parties' relative intent,
knowledge, access  to information and opportunity to correct or prevent  any such  action, statement or omission.  The
amount paid or  payable by  a  party as a result of any
Losses shall be deemed to include any  legal  or other fees
or expenses incurred by such  party                      in
connection  with any Proceeding, to the extent such  party
would have been indemnified for such expenses under Section
6(c) if the indemnification  provided  for  in  Section
6(a)  or  6(b)                                           was
available to such party. The parties hereto agree that  it
would not  be  just  and  equitable if contribution
pursuant  to  this Section  6(d) were determined by pro rata allocation  or  by  any other  method  of allocation that
does not take  account  of  the equitable considerations
referred to in the immediately preceding paragraph.
Notwithstanding the provision of this Section  6(d), an
indemnifying  party that is a selling holder  of
Registrable Securities  shall  not be required to contribute
any  amount                                              in
excess  of the amount by which the net proceeds received by
such indemnifying  party exceeds the amount of any damages
that  such indemnifying party has otherwise been required to pay by  reasons of such untrue or alleged untrue statement
or omission or alleged omission.   No  person  guilty  of
fraudulent  misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7.   Information by Holder.  Each holder of
Registrable Securities  shall  furnish to the Acquiror and
to  the  managing underwriter  such  information  regarding
such  holder  and  the distribution  proposed  by such
holder as  the  Acquiror  or  the managing  underwriter may
reasonably request in  writing  and                      as
shall be reasonably required in connection with any registration, qualification or compliance referred to in
Section 3.

          8.    Rule  144  Reporting.   With  a  view  to
making
available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of restricted securities (as that term is defined in Rule 144(a)(3) under the Securities Act) to the public without registration, the Company agrees to :
          (a)   make  and  keep public information
available  as
those terms are understood in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   use  its best efforts to file with the
Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c)   so  long as any holder of Registrable
Securities
owns any restricted securities, furnish to such holder upon request a written statement by the Acquiror as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Acquiror, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

          9.    Representations and Warranties of Acquiror.   The
Acquiror   hereby  represents  and  warrants   to   the
Company
Stockholders, as of the date hereof, as follows:

          (a)   Acquiror  has the necessary corporate  power
and
authority   to  enter  into  this  Agreement,  to   perform   its
obligations   hereunder  and  to  consummate   the
transactions
contemplated  hereby.   The  execution  and  delivery   of
this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement have been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company Stockholders, constitute legal, valid and binding obligations of Acquiror, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          (b)   The  execution and delivery of this
Agreement  by
Acquiror  do  not,  and  the  performance  by  Acquiror  of   its
obligations under this Agreement will not, (i) conflict
with  or violate  the certificate of incorporation or bylaws of  Acquiror, (ii)  conflict with or violate any law,
statute, ordinance, rule, regulation,  order,  judgment  or
decree  whether  national                                     or
foreign, applicable to Acquiror or its assets and
properties,  or (iii)  result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which  Acquiror is a party or by which Acquiror is bound,
or  by which any of its properties or Assets is subject.
          10.   Definitions.  The following terms shall have
the following meanings for purposes of this Agreement:
          "Affiliate" means, with respect to a specified
Person, any  Person  controlling, controlled by or under
common  control with such Person.
          "Exchange  Act"  means the Securities Exchange
Act  of 1934, as amended from time to time.
          "Person"   means   an  individual,  a
partnership,   a corporation, a limited liability company,
an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          "Registrable Securities" means all shares  of
Acquiror Common  Stock held at the relevant time by a
Company Stockholder, and  any other issued or issuable
shares of Acquiror Common Stock issued   in  connection
with  the  Merger  held  by  a
Company
Stockholder at the relevant time, either at the time  of
initial issuance  or  subsequently, by way of a stock
dividend  or  stock split   or   in   connection  with  a
combination   of
shares,
recapitalization, merger, consolidation or other
reorganization. As to any particular Registrable Securities,
such securities will cease   to   be  Registrable
Securities  when  they  have   been transferred in a public
offering registered under the  Securities Act  or  in  a
sale made through a broker, dealer or market-maker pursuant
to Rule 144 under the Securities Act. For purposes of this Agreement, a Company Stockholder will be deemed to be a
holder   of   Registrable   Securities  whenever   such
Company
Stockholder has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Securities Act" means the Securities Act of
1933,  as amended from time to time.

          "SEC" means the Securities and Exchange
Commission.

          "Company Stockholders" means all of the
stockholders of the Company listed on Schedule 1 hereto and any successor or permitted assignee of any of their rights hereunder that holds Registrable Securities.

          11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Acquiror and the Company Stockholders holding a majority in amount of the outstanding Registrable Securities.

          12.   Notices.   All  notices and other
communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class
mail, telex, telecopier, or any   courier  guaranteeing
overnight  delivery,  addressed                           as
follows:

               (i)  if to Acquiror:
                         Hagler Bailly, Inc. 1530
                    Wilson Boulevard Arlington,
                    Virginia  22209
               Telecopier No.:  (703) 528-8573
Attention:  Stephen V.R. Whitman, Esq.
                With  a  copy (which shall not
constitute notice) to:
               Hogan & Hartson L.L.P.
             555 Thirteenth Street, N.W.
                    Washington, D.C.  20004
                    Telecopier No.:  (202) 637-
                    5910 Attention:  David B.H.
                    Martin, Jr., Esq.

          (ii) if to the Stockholders'
Representative:

                    Apogee Research, Inc.
                    4350 East West Highway Bethesda, Maryland 20814 Telecopier No.: (301) 654-9355 Attention: Richard
                    R. Mudge

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally
delivered;  three  (3)  business  days  after   being deposited in the
mail, postage prepaid, if mailed; when  answered back, if telexed; when
receipt is acknowledged, if telecopied; or at   the   time  delivered,
if  delivered  by  an  air                                courier
guaranteeing overnight delivery.

          13. Other Registration Rights. Except as provided in this Agreement, Acquiror will not grant to any Persons the right to request Acquiror to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which are materially more favorable to such Persons than the rights granted to the holders of Registrable Securities hereunder without the prior written consent of the holders of at least a majority of the Registrable Securities, unless Acquiror agrees to amend this Agreement to grant such more favorable rights to the holders of Registrable Securities, in lieu of the rights granted hereunder.

          14.   Transfer  or  Assignment of Registration  Rights.
The rights granted to a holder of Registrable Securities by Acquiror hereunder may be transferred or assigned by such holder in connection with the transfer or assignment of all or any of the Registrable Securities in accordance with applicable law and any agreements between such holder and the Acquiror, provided that the Acquiror is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and, provided further, that the transferee or assignee of such rights assures the obligation of such holder under this Agreement by a written agreement reasonably acceptable to the Acquiror.

          15.   Successors  and  Assigns.  This  Agreement  shall
inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without limitation and without the need for an express assignment,
Affiliates   of  the  Company  Stockholders.   If   any   Company
Stockholder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.
          16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          18. Headings. The headings in this Agreement are for convenience reference only and shall not limit or otherwise affect the meaning hereof.
          19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland,
without  giving  effect  to  the  conflicts  of   laws provisions
thereof.
          20.    Specific   Performance.   The   parties   hereto
acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.
          21. Entire Agreement. This Agreement is intended by the parties as a final expression or their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement, or caused this Registration Rights Agreement to be duly executed on its behalf, as of the date first written above.
                              HAGLER BAILLY, INC.
                            By:  /s/Henri-Claude Bailly
                                      Name:  Henri-Claude Bailly
                              Title:  President and Chief Executive

                              Officer



                              STOCKHOLDERS' REPRESENTATIVE



                              By: /s/ Richard R. Mudge
                              Name: Richard R. Mudge